UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC   20549

                        SCHEDULE 14A
                       (Rule 14a-101)

                  SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934

Filed by the Registrant               X

Filed  by  a  party other  than  the
Registrant

Check the appropriate box:
  Preliminary proxy statement     Confidential For Use of the
                                  Commission Only, (as permitted,
                                  by Rule 14a-6(e)(2))

  Confidential, for use of the
  Commission only (as permitted
  by Rule 14a-6(e)(2)).

 XDefinitive proxy statement

  Definitive additional
  materials

  Soliciting material pursuant
  to 240.14a-11(c)or
  240.14a-12

                  LIFETIME HOAN CORPORATION
      (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than
                       the Registrant)

Payment of filing fee (Check the appropriate box):
X No fee required.

  Fee  computed on table below per Exchange Act Rules 14a-6  (i)
  (1) and 0-11.

(1) Title   of  each  class  of  securities  to  which  transaction
    applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

  Fee paid previously with preliminary materials:

  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11
  (a)(2) and identify the filing for which the offsetting fee was paid previously.

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party:

(4) Date Filed:



                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590


           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON June 7, 2005


      Notice  is  hereby  given that the Annual  Meeting  of
Stockholders of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, One Merrick Avenue, Westbury, New York 11590 on Tuesday June 7, 2005, at 10:30 a.m., local time, for the following purposes:

               (1) To elect a board of nine directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

               (2) To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company;

               (3) To consider and act upon a proposal to amend the Restated Certificate of Incorporation of the Company (i) to change the name of the Company to "Lifetime Brands, Inc.",
               (ii) to delete no longer needed provisions regarding the reclassification of former shares of common stock, which reclassification took place on April 23, 1991 and (iii) to permit the Board of Directors to amend the By-Laws of the Company.

               (4) To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

      Stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices, One Merrick Avenue, Westbury, New York 11590, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.


By Order of the Board of Directors

Craig Phillips, Secretary

Westbury, New York
April 18, 2005

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND
RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.
                   LIFETIME HOAN CORPORATION
                       One Merrick Avenue
                   Westbury, New York  11590

                        PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS

                   To be held on June 7, 2005


                          INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Lifetime Hoan Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of
Stockholders. Stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 9, 2005.

                          THE MEETING
Voting at the Meeting

      On April 25, 2005, there were 11,051,349 shares of the Company's common stock, $.01 par value (the "Common Stock"), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the Meeting.

      A majority of the Company's outstanding shares of Common Stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors 2) the affirmative vote of a majority of the shares so represented is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and 3) the affirmative vote of a majority of the outstanding shares of Commons Stock is necessary for the amendment of the Restated Certificate of Incorporation of the Company (i) to change the name of the Company to "Lifetime Brands, Inc.", (ii) to delete no longer needed provisions regarding the reclassification of former shares of common stock, which reclassification took place on April 23, 1991 and (iii) to permit the Board of Directors to amend the By-Laws of the Company.

Proxies and Proxy Solicitation

      All shares of Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for the election of each nominee named below under "Election of Directors", for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company and for the amendment of the Restated Certificate of Incorporation of the Company (i) to change the name of the Company to "Lifetime Brands, Inc.", (ii) to delete no longer needed provisions regarding the reclassification of former shares of common stock, which reclassification took place on April 23, 1991 and (iii) to permit the Board of Directors to amend the By-Laws of the Company. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, such stockholder's shares of Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company. In addition to the solicitation of proxies by the use of the mails, officers and other employees of the Company may solicit proxies by telephone without being paid any additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission.




      SECURITY  OWNERSHIP OF CERTAIN BENEFICIAL  OWNERS  AND
MANAGEMENT

      The following table sets forth information regarding beneficial ownership of the Common Stock as of April 25, 2005 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company named in the Summary Compensation Table, and (d) all Directors, nominees and executive officers as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                    Percent of
                                                   Outstanding
                                                      Shares
                        Amount and Nature of      Beneficially
Name and Address        Beneficial Ownership        Owned (19)


Jeffrey Siegel (1)               1,319,024(2)          11.9%

Ronald Shiftan (1)                 106,845(3)           1.0%

Craig Phillips (1)                 945,642(4)           8.5%

Howard Bernstein (1)                 6,000(5)           0.1%

Cherrie Nanninga (1)                 6,000(6)           0.1%

William Westerfield (1)              5,000(7)           0.0%

Sheldon Misher (1)                   5,000(7)           0.0%

Robert McNally (1)                 140,372(8)           1.3%

Bruce Cohen  (1)                 1,113,013(9)           9.9%

Evan Miller  (1)                   67,371(10)           0.6%

Robert Reichenbach (1)             18,750(11)           0.2%

Larry Sklute (1)                   95,000(12)           0.9%

Leonard Florence (1)               126,700(6)           1.1%

Daniel Siegel (1)                 630,622(13)           5.7%

Milton L. Cohen                 1,313,914(14)          11.8%
  133 Everit Avenue
 Hewlett Bay Park, NY  11557
Jodie Glickman                  1,063,067(15)           9.6%
 1233 Beech Street - Unit 35
 Atlantic Beach, NY  11509
Laura Miller                    1,074,399(16)           9.7%
 1312 Harbor Road
 Hewlett Harbor, NY  11598
Tracy Wells                       938,465(17)           8.5%
 30 Wedgewood Drive
 Hopkinton, MA  01748


All Directors and Executive
 Officers as a Group (13 persons)3,992,217(18)         34.9%


(1)  The address of such individuals is c/o the Company, One
Merrick Avenue, Westbury, NY 11590.

(2) Does not include 968,423 shares owned by ten separate irrevocable trusts for the benefit of Mr. Siegel's children, nieces and nephews. Mr. Siegel, who is not a trustee of the trusts, disclaims beneficial ownership of the shares held by the trusts. Mr. Jeffrey Siegel is the father of Mr. Daniel Siegel and Mrs. Tracy Wells and is a cousin of Mr. Craig Phillips.

(3) Includes 81,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(4)Includes 28,278 shares held by a trust of which Mr. Phillips is a beneficiary and 18,950 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 18,750 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(5) Includes 1,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(6) Includes 6,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(7) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(8) Includes 89,157 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(9) Includes 261,638 shares held in an irrevocable trust of which Mr. Bruce Cohen is the beneficiary. Also includes the following shares, for which Mr. Bruce Cohen disclaims beneficial ownership: 322,276 shares held in an irrevocable trust for the benefit of Mrs. Jodie Glickman, of which Mr. Bruce Cohen and Mrs. Miller are co-trustees, 352,123 shares held in an irrevocable trust for the benefit of Mrs. Laura Miller of which Mr. Bruce Cohen and Mrs. Glickman are co-trustees, and 150,216 shares held in irrevocable trusts for the benefit of members of Mr. Bruce Cohen's immediate family of which Mr. Bruce Cohen is the sole trustee. Does not include 37,500 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(10) Includes 29,100 shares issuable upon the exercise of options which are exercisable within 60 days. Does not include 37,500 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(11)  Includes 18,750 shares issuable upon the  exercise  of
options  which  are exercisable within 60  days.   Does  not
include 56,250 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(12) Includes 95,000 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(13) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on
Schedule 13G dated July 24, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by Mr. Dan Siegel as of December 31, 2002 and subsequent information provided to the Company. Includes 309,111 shares held in an irrevocable trust for which Mr. Daniel Siegel is the beneficiary. Also includes the following shares, for which Mr. Daniel Siegel disclaims beneficial ownership: 309,111 shares held in an irrevocable trust for the benefit of Mrs. Tracy Wells, of which Mr. Siegel and Mrs. Wells are co-trustees and a total of 6,000 shares held in two irrevocable trusts for the benefit of two of his nieces for which Mr. Dan Siegel is the sole trustee.

(14) Includes 40,000 shares issuable upon the exercise of stock options that are exercisable within 60 days. Does not include 1,310,070, shares owned by nineteen separate irrevocable trusts for the benefit of Mr. Milton L. Cohen's children, their spouses and his grandchildren. Mr. Milton L. Cohen, who is not a trustee of the trusts, disclaims beneficial ownership of the shares held by the trusts. Mr. Milton L. Cohen is the father of Mr. Bruce Cohen, Mrs. Jodie Glickman and Mrs. Laura Miller and the father-in-law of Evan Miller, who is married to Laura Miller.

(15) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on
Schedule 13G dated January 28, 2003 filed with the SEC reporting beneficial ownership of securities of the Company held by Mrs. Jodie Glickman as of December 31, 2002 and subsequent information provided to the Company. Includes 322,276 shares held in an irrevocable trust of which Mrs. Jodie Glickman is the beneficiary. Also includes the following shares, for which Mrs. Jodie Glickman disclaims beneficial ownership: 261,638 shares held in an irrevocable trust for the benefit of Mr. Bruce Cohen, of which Mrs. Jodie Glickman and Mr. Bruce Cohen are co-trustees, 352,123 shares held in an irrevocable trust for the benefit of Mrs. Laura Miller of which Mrs. Jodie Glickman and Mrs. Laura Miller are co-trustees, and 97,186 shares held in irrevocable trusts for the benefit of members of Mrs. Jodie Glickman's immediate family of which Mrs. Jodie Glickman is the sole trustee.

(16) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on
Schedule 13G dated January 28, 2003 filed with the SEC reporting beneficial ownership of securities of the Company held by Mrs. Laura Miller as of December 31, 2002 and subsequent information provided to the Company. Includes 352,123 shares held in an irrevocable trust of which Mrs. Laura Miller is the beneficiary. Also includes the following shares, for which Mrs. Laura Miller disclaims beneficial ownership: 261,638 shares held in an irrevocable trust for the benefit of Mr. Bruce Cohen, of which Mrs. Laura Miller and Mr. Bruce Cohen are co-trustees, 322,276 shares held in an irrevocable trust for the benefit of Mrs. Jodie Glickman of which Mrs. Laura Miller and Mrs. Jodie Glickman are co-trustees, and 138,362 shares held in irrevocable trusts for the benefit of members of Mrs. Laura Miller's immediate family of which Mrs. Jodie Glickman is the sole trustee.


(17) Amount and Nature of Beneficial Ownership and Percent of Outstanding Shares Beneficially Owned is based on
Schedule 13G dated July 24, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by Mrs. Tracy Wells as of December 31, 2002 and subsequent information provided to the Company. Includes 309,111 shares held in an irrevocable trust of which Mrs. Tracy Wells is the beneficiary. Also includes the following shares, for which Mrs. Tracy Wells disclaims beneficial ownership: 309,111 shares held in an irrevocable trust for the benefit of Mr. Daniel Siegel, of which Mrs. Tracy Wells and Mr. Daniel Siegel are co-trustees, 309,111 shares held in an irrevocable trust for the benefit of Mr. Clifford Siegel of which Mrs. Tracy Wells and Mr. Clifford Siegel are co-trustees, and 11,132 shares held in irrevocable trusts for the benefit of Ms. Sarah Francis Young of which Mrs. Tracy Wells is the sole trustee.


(18) Includes 354,957 shares issuable upon the exercise of stock options that are exercisable within 60 days. Does not include 150,000 shares issuable upon the exercise of stock options that are not exercisable within 60 days.

(19) Calculated on the basis of 11,443,806 shares of Common Stock outstanding, except that shares underlying stock options exercisable within 60 days are deemed to be outstanding for purposes of calculating the beneficial ownership of securities owned by the holder of such options.

To the knowledge of the Company, no arrangement exists, the operation of which might result in a change of control of the Company.

                         PROPOSAL NO. 1

                     ELECTION OF DIRECTORS

   A board of nine directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The following nominees have been recommended by the Board of Directors. Each of the nominees are current Directors of the Company with the exception of Michael Jeary, who is a first time nominee. Mr. Leonard Florence, who is currently a Director of the Company has declined to stand for re-election to the Board of Directors for personal reasons. It is the intention of the persons named in the enclosed proxy to vote the shares covered thereby for the election of the nine persons named below, unless the proxy contains contrary instructions:

                                                    Director or Executive
                                                    Officer of Company or
Name               Age    Position                   Its Predecessor Since
Jeffrey Siegel      63  Chairman of the Board of              1967
                        Directors, Chief Executive
                        Officer and President
Ronald Shiftan      60  Vice Chairman and a Director          2004

Bruce Cohen         46  President of Outlet Retail            1998
                        Stores, Inc., Executive Vice
                        President and a Director
Craig Phillips      55  Senior Vice-President -               1973
                        Distribution, Secretary and a
                        Director
Howard Bernstein    84  Director                              1992

Cherrie Nanninga    56  Director                              2003

Sheldon Misher      64  Director                              2004

William Westerfield 73  Director                              2004

Michael Jeary       58

  Jeffrey Siegel is Chairman of the Board of Directors,
Chief Executive Officer and President. Mr. Siegel has held the position of Chairman of the Board since June 2001, the position of Chief Executive Officer since December 2000 and the position of President since December 1999. Prior to becoming President, since 1967, Mr. Siegel was Executive
Vice President of the company. Mr. Siegel is also a member of the board of directors of the International Housewares
Association.

  Ronald Shiftan was elected Vice Chairman of the Company in November 2004. Mr. Shiftan has been a Director of the Company since 1991. Mr. Shiftan had been a consultant to the Company from October 2002 to November 2004. From September 1998 to January 2002, Mr. Shiftan was Deputy Executive Director of The Port Authority of New York and New Jersey.

  Bruce Cohen has been President of Outlet Retail Stores,
Inc., a wholly-owned subsidiary of the Company which operates the Farberware outlet stores, since 2002. He is also an Executive Vice President and a Director. Mr. Cohen has held the position of Executive Vice President since
December 1999 and has been a Director since 1998.

  Craig Phillips has been Senior Vice-President -
Distribution since July 2003, Secretary since 1973 and a
Director since 1973. Prior to July 2003, Mr. Phillips also held the position of Vice-President - Manufacturing since
1973.

  Howard Bernstein has been a Director of the Company since
1992. Mr. Bernstein has been a member of the firm of Cole, Samsel & Bernstein LLC (and its predecessors), certified public accountants, for approximately fifty-two years.

  Cherrie Nanninga has been a Director of the Company since 2003. Ms. Nanninga has been the Chief Operating
Officer of the New York Tri-State Region of CB Richard
Ellis, Inc., a commercial real estate firm, since 2002.
Prior thereto, Ms. Nanninga served as Deputy Chief
Financial Officer and Director of Real Estate for The Port
Authority of New York and New Jersey.

  Sheldon Misher has been a Director of the Company since April 2004. Mr. Misher has since October 2001 been a counsel in the New York office of McCarter & English, a law firm headquartered in Newark, New Jersey. From 1998 to 2001, Mr. Misher was affiliated with Commonwealth Associates, LLP, with respect to its private equity and merchant banking activities. From 1972 to 1998, Mr. Misher was a senior partner and member of the executive committee of Bachner, Tally, Polevoy and Misher, a New York law firm.

  William Westerfield has been a Director of the Company since April 2004. Mr. Westerfield is retired. From 1965 to 1992 he was an audit partner at Price Waterhouse LLP. Mr. Westerfield currently is a member of the Board of Directors and the Chairman of the Audit Committees of Gymboree Corp., an international children's apparel retailer, and West Marine, Inc., a boating supply retailer. He is also a director of TL Administration (formerly Twinlab Corporation) where he served as Chairman of its Audit Committee. Mr. Westerfield also serves as a consultant in auditing disputes.

      Michael Jeary has been, since 1998, the President and Chief Operating Officer of Della Famina Rothschild Jeary and
Partners, an advertising agency.  Mr. Jeary is on the New
York Board of the American Association of Advertising
Agencies.

     Jeffrey Siegel and Craig Phillips are cousins.


      The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

      The Board recommends that stockholders vote FOR the election of the nominated directors, and signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.

                  MANAGEMENT AND DIRECTORS

     The following table sets forth the names and ages of each of our executive officers and directors as of December
31, 2004:


 Name                         Position

Jeffrey Siegel             Chairman of the Board of
                           Directors, Chief
                           Executive Officer and
                           President

Ronald Shiftan             Vice Chairman and a
                           Director

Evan Miller                President of the Sales
                           Division and Executive
                           Vice President

Robert Reichenbach         President of the Cutlery
                           and Cutting Boards,
                           Bakeware and At-Home
                           Entertaining Divisions
                           and Executive Vice
                           President

Larry Sklute               President of the
                           Kitchenware Division

Bruce Cohen                President of Outlet
                           Retail Stores, Inc.,
                           Executive Vice President
                           and a Director

Craig Phillips             Senior Vice-President -
                           Distribution,
                           Secretary and a Director

Robert McNally             Vice-President - Finance
                           and Treasurer

Howard Bernstein           Director

Leonard Florence           Director

Cherrie Nanninga           Director

Sheldon Misher             Director

William Westerfield        Director


     Evan Miller, age 40, has been President of the Company's Sales Division and an Executive Vice President since March 2002. Prior thereto Mr. Miller was our Senior Vice President - Sales since February 2000. Prior thereto, Mr. Miller was our Vice President - National Sales Manager since 1985.

     Robert Reichenbach, age 55, has been President of the Company's Cutlery and Cutting Boards, Bakeware and At-Home Entertaining Divisions since February 2001. He has also been an Executive Vice President since March 2002. Prior thereto, Mr. Reichenbach was Senior Vice President - General Merchandise Manager of Linens `N Things from November 1998 to March 2000.

     Larry  Sklute,  age  60,  has  been  President  of  the
Company's  Kitchenware Division since February 2001.   Prior
thereto  Mr.  Sklute was Vice President of  Marketing  since
1993.

     Robert  McNally,  age  58, has been  Vice  President  -
Finance and Treasurer since 1997.

      All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors.

     See "Election of Directors" for biographies relating to Directors.


INFORMATION  CONCERNING THE BOARD OF DIRECTORS  OF  LIFETIME
HOAN CORPORATION

                    CORPORATE GOVERNANCE

Board Independence
     The Board has determined that Messrs. Howard Bernstein, William Westerfield, Sheldon Misher and Leonard Florence (who is not standing for re-election to the Board of Directors) and Mrs. Cherrie Nanninga are independent directors and Michael Jeary (a nominee for election to the Board of Directors) when elected will be an independent director under the listing standards of the NASDAQ. Messrs. Jeffrey Siegel, Ronald Shiftan, Bruce Cohen and Craig Phillips are employees of the Company and are not considered independent directors.

Code of Conduct and Business Ethics
      The Company has adopted a code of conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer and controller) and employees. On an annual basis, written acknowledgement of understanding and compliance is required of all directors, officers and employees.

Board Meetings
      The Board of Directors held six meetings during the fiscal year ended December 31, 2004.

Board and Committee Attendance
      Each director attended every Board Meeting and every meeting of the committee(s) on which he/she served, with the exception of Leonard Florence, who missed three Board Meetings and three committee meetings during 2004. All of the directors attended the Company's 2004 Annual Meeting of Stockholders except for Mr. Florence. Directors are expected, but not required, to attend the 2005 Annual Meeting of Stockholders. The Board of Directors holds meetings on at least a quarterly basis, and more often if necessary to fulfill its responsibilities.

Stockholder Communication with Directors
      Stockholders who wish to communicate with members of the Board of Directors, including the independent directors individually or as a group, may send correspondence to them in care of the Secretary at the Company's principal office, One Merrick Avenue, Westbury, New York 11590. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetime.hoan.com.

The Board Nomination Process
      The  Company  does  not  have  a  standing  nominating
committee or committee performing similar functions. Instead, the Board of Directors as a whole acts as a nominating committee. The Board of Directors believes that it is appropriate for the Company not to have such a committee in view of the fact that the Board has adopted a policy that the Board will not nominate any nominee unless such nominee is approved by a majority of the independent directors of the Board.

      The directors of the Company are elected annually by the stockholders of the Company. They will serve until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified or until their earlier resignation or removal.

Board Compensation
      Directors who are not employees of the Company receive an annual fee of $15,000, plus $1,000 for each meeting of the Board attended and $500 for each committee meeting attended when held on a different day than a Board of Directors meeting. Independent directors that are committee chairs also receive an additional annual fee of $5,000. Directors, who are employees of the Company, do not receive compensation for such services. The officers and directors of the Company have entered into indemnification agreements with the Company. In June 2004, Cherrie Nanninga, Howard Bernstein, Leonard Florence and Ronald Shiftan each received options to purchase 1,000 shares of Common Stock at an exercise price of $20.09 per share. Also in June 2004, Sheldon Misher and William Westerfield, both of whom were then elected directors for the first time, each received options to purchase 5,000 shares of Common Stock at an exercise price of $20.09 per share. Annually each existing independent director receives an option to purchase 1,000 shares of Common Stock with the exercise price being the closing price on the date of the grant. First time independent directors receive an option to purchase 5,000 shares of Common Stock with the exercise price being the closing price on the date of the grant. The Compensation Committee is reviewing the adequacy of compensation for outside directors and committee members. This may also entail a recommendation of the allocation of such fees between cash and equity.


Audit  Committee
      The Audit Committee is comprised of three directors, who are independent, as required by the Audit Committee charter and the listing requirements for The Nasdaq Stock Market, Inc. The current members are William Westerfield (Chairman), Howard Bernstein, and Cherrie Nanninga. In addition, the Company's Board of Directors has determined that William Westerfield is an "audit committee financial expert," as defined by SEC rules. The Audit Committee held six meetings during 2004.

     The Audit Committee, among other things, regularly:

      reviews the activities of the Company's independent
        accountants.
      evaluates the Company's organization and its internal controls, policies, procedures and practices to determine whether they are reasonably designed to:
       - provide for the safekeeping of the Company's assets;
          and
       - assure the accuracy and adequacy of the Company's records and financial statements.
      reviews the Company's financial statements and reports. monitors compliance with the Company's internal controls, policies, procedures and practices.
      undertakes such other activities as the Board from time
        to time may delegate to it.
      considers the qualifications of and appoints  the
        independent accountants of the Company.
      reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit for the previous year.

     The complete text of the Audit Committee charter is set forth at Appendix A to this Proxy Statement.

Compensation Committee
      The Compensation Committee is comprised of three directors, who are independent. The current members are Sheldon Misher (Chairman), Cherrie Nanninga and Leonard Florence. The Compensation Committee held four meetings during 2004.

      The Compensation Committee, after consulting with the Chief Executive Officer of the Company, establishes, authorizes and administers the Company's compensation policies, practices and plans for the Company's directors, executive officers and other key personnel. The Compensation Committee advises the Board of Directors regarding directors' and officers' compensation and management development and succession plans. The Compensation Committee is responsible for administering the Company's 2000 Incentive Bonus Compensation Plan and the Company's 2000 Long-Term Incentive Plan. The Company's 1991 Stock Option Plan and 1996 Incentive Stock Option Plan are administered by the Board of Directors. The Compensation Committee also undertakes such other activities as may be delegated to it from time to time by the Board of Directors.

Governance  Committee
      The  Governance   Committee  is  comprised  of   three
directors.     The  current   members   are  Sheldon  Misher
(Chairman),  Howard  Bernstein  and  Ronald Shiftan.     The
Governance Committee held one meeting  during 2004.

       The Governance Committee develops and makes recommendations to the Board of Directors regarding governance principles applicable to the Company. The Governance Committee's principal duties and responsibilities include assessing the structure of the committees of the Board of Directors, developing and recommending corporate governance guidelines and developing and recommending procedures for the evaluation and self evaluation of the Board of Directors.




                   AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors of the Company reviewed and discussed the consolidated financial statements of the Company and its subsidiaries that are set forth in the Company's 2004 Annual Report to Stockholders and in Item 8 of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, with management of the Company and Ernst & Young LLP, independent registered public accounting firm for the Company.

      The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which includes, among other items, matters relating to the conduct of an audit of the Company's financial statements and the adequacy of internal controls.

      The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP that firm's independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

      Based on the review and discussions with management of the Company and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2004 in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company's 2004 Annual Report to Stockholders.

April 18, 2005

                     The Audit Committee
  Howard Bernstein  William Westerfield  Cherrie Nanninga
                         Chairman

   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Policies and Practices

     The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel.

     The Committee annually reviews the Company's executive compensation practices to determine whether the Company's executive compensation practices (a) enable the Company to attract and retain qualified and experienced executive officers and other key personnel, (b) will motivate executive officers and other key personnel to attain appropriate short-term and long-term performance goals and to manage the Company for sustained long-term growth, and
(c) align the interests of executive officers and other key personnel with the interests of the stockholders.

     Section  162(m)  of  the  Internal  Revenue  Code  (the
"Code") provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under Section 162(m) of the Code. Any compensation subject to the Section 162(m) limitations will be automatically deferred until the payment of such compensation would be deductible by the Company except in those cases where the Committee determines that nondeductible payments would be consistent with the Company's compensation philosophy and in the best interests of the Company and its stockholders.

Executive Officers' Disclosure

     Each of the executive officers of the Company receives a salary at a level which is commensurate with the responsibility of such individual, and his or her prior experience. In reviewing salaries, the Committee takes into consideration the operating responsibility of each individual, his or her experience in the housewares industry, his or her expertise in overseas purchasing and the amount of time spent abroad. The Committee also examines the impact each individual has on the profitability and future growth of the Company. Such salaries are intended to be comparable to the salaries of other companies of comparable size and nature. Each executive officer of the Company, except for Mr. Shiftan, is employed pursuant to an employment agreement which was entered into in 2001 (for Mr. Siegel) and in 2003 (for the others) and expire at various times through 2006. These agreements provide for annual compensation including annual bonuses. The Compensation Committee has engaged the services of an independent compensation consultant to assist in evaluating executive compensation.

     The  Company adopted the Lifetime Hoan Corporation 2000
Incentive   Bonus  Compensation  Plan  pursuant   to   which
executive officers, and other designated participants, are entitled to bonuses based on performance criteria and
targets that are established for an applicable period.   The
Company also adopted the Lifetime Hoan Corporation 2000 Long-Term Incentive Plan, which permits the granting of options (and other stock based awards) to executive officers and other key personnel of the Company and its subsidiaries. Chief Executive Officer Disclosure


     The compensation of Jeffrey Siegel, Chairman of the Board of Directors, Chief Executive Officer and President, is governed by the terms of an agreement dated April 6,
2001, which was approved by the Committee and provided, among other things, for an annual base salary of $700,000 in 2001 plus annual increments thereafter based on changes in the Consumer Price Index and an annual bonus. His bonus for 2004 was $555,000. The agreement also provides for a $350,000 payment at the earlier of April 6, 2006 or the occurrence of certain termination events.


April 18, 2005

                 The Compensation Committee
                  Sheldon Misher, Chairman
      Leoanard Florence         Cherrie Nanninga


                   EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and President, each of its other four most highly compensated executive officers whose annual compensation for the fiscal years ended December 31, 2004, 2003 and 2002 exceeded $100,000 and one additional individual for whom disclosure would have been provided for the fiscal year ended December 31, 2004 but for the fact that the individual was not an employee for the entire 2004 fiscal year:

                                                     Long-Term
                                                   Compensation
                                                      No. of
                                                     Shares of
                                                      Common
                              Annual Compensation      Stock
         <c>           <c>     <c>         <c>      Underlying         <c>
       Name and                                        Stock        All other
  Principal Position   Year    Salary      Bonus      Options     Compensation

Jeffrey Siegel         2004  $755,280   $554,743(2)      --        $31,457 (1)
Chief Executive        2003  $741,000   $576,320(2)      --        $28,898 (1)
Officer and President  2002  $713,000   $323,000         --        $28,578 (1)

Ronald Shiftan         2004   $61,153        --        1,000        $3,000 (1)
Vice Chairman (6)

Bruce Cohen            2004  $313,603        --          --        $12,354 (1)
President of Outlet    2003  $313,424        --        50,000       $9,855 (1)
Retail Stores, Inc.    2002  $304,000    $25,000(5)      --        $11,178 (1)
and Executive Vice-
President

Evan Miller            2004  $325,053   $211,800(3)      --        $12,877 (1)
President of Sales     2003  $313,424   $210,375(4)    50,000      $12,692 (1)
and Executive Vice-    2002  $304,000   $200,000(5)      --        $16,919 (1)
President

Robert Reichenbach     2004  $300,000    $25,000(3)      --         $6,600 (1)
President of Cutlery   2003  $250,000    $84,304(4)    75,000       $6,643 (1)
and Cutting Boards,    2002  $195,000    $75,000(5)      --         $7,855 (1)
Bakeware and At-Home
Entertaining and
Executive Vice-
President

Robert McNally         2004  $240,000    $40,000(3)      --        $11,675 (1)
Vice-President         2003  $240,000    $25,000(4)      --        $11,320 (1)
Finance, Chief         2002  $227,000    $20,000(5)   150,000      $11,652 (1)
Financial Officer
and Treasurer

(1)   Represents the current dollar value of  premiums  paid
for   split  dollar  life  insurance  by  the  Company   and
automobile related expenses paid by the Company.

(2)   Includes $545,000 earned and paid in 2004  and  $9,743
accrued in 2004 and paid in 2005 and $532,691 earned and paid during 2003 and $43,629 accrued in 2003 and paid in 2004.

(3)  Such amounts were accrued in 2004 and paid in 2005.

(4)  Such amounts were accrued in 2003 and paid in 2004.

(5)  Such amounts were accrued in 2002 and paid in 2003.

  (6) Mr. Shiftan became Vice-Chairman of the Company in November 2004. Mr. Shiftan had been a consultant to the Company from October 2002 to November 2004. For his services as a consultant during 2004, Mr. Shiftan received compensation of $400,000, which included a bonus of $100,000 awarded to Mr. Shiftan by the Company in April 2005. Mr. Shiftan received a stock option grant in June 2004 in his capacity as an outside director.



Option/SAR Grants in Last Fiscal Year

                 Individual Grants
              No. of Shares
                of Common    % of Total
                  Stock       Options
               Underlying    Granted to                         Grant Date
                 Options    Employees in  Exercise  Expiration   Present
Name             Granted     Fiscal Year    Price      Date       Value
Ronald Shiftan    1,000         2.04%      $20.09    6/9/2014   $70,400 (a)


(a) Option values reflect Black-Scholes model output for options. The assumptions used in the model for the grant to Mr. Shiftan are an expected volatility of .349, a risk-free rate of return of 3.59%, a dividend yield of 1.24% and an expected option life of 6 years.


Aggregated Option/SAR Exercises in the Last Fiscal Year  and
Fiscal Year-End Option/SAR Values

     The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended December 31, 2004 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers as of December 31, 2004:


                                     Number of Shares
                                     of Common Stock                Value of
                Shares             Underlying Unexercised         Unexercised
              Acquired on  Value     Options/SARs at       In-The-Money Options/SARS
Name           Exercise   Realized   December 31, 2004       at December 31, 2004 (1)
                               Exercisable Unexercisable  Exercisable Unexercisable
Jeffrey Siegel    --       --       --            --           --            --

Ronald Shiftan    --       --      80,000         --          $813,000       --

Bruce Cohen      12,500  $155,250   --         37,500          --         $306,750

Evan Miller      10,000  $105,000  29,100      37,500         $237,008    $306,750

Robert Reichenbach--       --      18,750      56,250         $153,375    $460,125

Robert McNally   44,970  $568,182  89,157         --          $855,907      --

(1) Calculated based on the difference between the closing sale price of the Common Stock, as reported on the Nasdaq National Market on December 31, 2004 ($15.90 per share), and the exercise price of each option multiplied by the number of shares of Common Stock underlying such option.

                        PERFORMANCE GRAPH

       The following graph compares the cumulative total return on the Company's Common Stock with the Nasdaq
 Market  Value  Index  and  the Housewares  Index  -  Media
 General Industry Group. The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of the possible future performance of the Company's Common Stock.

                    LIFETIME HOAN CORPORATION

 Cumulative Total Stockholder Return for the Period December 31,
 1999 through December 31, 2004. 2


                                   Nasdaq
                      Lifetime     Market    Housewares
            Date        Hoan        Index       Index
          12/31/99     $100.00     $100.00     $100.00
          12/31/00     142.84       62.85       83.73
          12/31/01     122.92       50.10       97.71
          12/31/02     101.78       34.95      105.06
          12/31/03     372.84       52.55       90.07
          12/31/04     356.66       56.97       94.88

 2 Assumes $100 invested on December 31, 1999 and assumes dividends reinvested. Measurement points are at the last trading day of each of the fiscal years ended December 2004, 2003, 2002, 2001 and 2000. The material in this chart is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, whether or not made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing. A list of the companies included in the housewares index will be furnished by the Company to any stockholder upon written request to the Vice President, Finance and Treasurer of the Company.

Employment  Contracts and Termination  of  Employment  and
 Change-in-Control Arrangements

       Effective as of April 6, 2001, Mr. Jeffrey Siegel entered into an employment agreement with the Company that provides that the Company will employ him as its President and Chief Executive Officer for a term that commenced on April 5, 2001, and as its Chairman of the Board that commenced immediately following the 2001 Annual Meeting of stockholders, and continuing until April 6, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Siegel as provided in the agreement. The agreement provides for an annual salary of $700,000 with annual increments based on changes in the Consumer Price Index and for the payment each year of a bonus in an amount equal to 3.5% of our pre-tax income for such fiscal year, adjusted to include, amounts payable during such year to Mr. Siegel under the employment agreement and to Milton Cohen in his capacity as a consultant to the Company plus all significant non-recurring charges deducted in determining such pre-tax income. The Company's pre-tax income upon which Mr. Siegel's bonuses are to be based is determined by the committee responsible for administering and interpreting the 2000 Incentive Bonus Compensation Plan. Under the terms of the employment agreement, up to 80% of Mr. Siegel's annual bonus (as estimated in accordance with an annual budget) may be paid in advance. In addition, under the terms of the employment agreement, Mr. Siegel is entitled to $350,000 payable at the earlier of April 5, 2006 or the occurrence of certain termination events and to bonuses under our 2000 Incentive Bonus Compensation Plan. The agreement provides for, among other things, fringe benefits. The agreement further provides that if Mr. Siegel is Involuntarily Terminated (as defined in the agreement) subsequent to our being merged or otherwise consolidated with any other organization and as a result control of the Company changes or substantially all of our assets are sold or any person or persons acquire 50% or more of the Company's outstanding voting stock, the Company would be obligated to pay to him or his estate the base salary and bonus required pursuant to the employment agreement for three years following such termination. The employment agreement also contains restrictive covenants preventing Mr. Siegel from competing with the Company during the term of his employment and for a period of five years thereafter.


     Effective as of July 1, 2003, Mr. Evan Miller entered into an employment agreement with the Company that provides that the Company will employ him as an Executive Vice President and President of Sales for a term that commenced on July 1, 2003 and continuing until July 31, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Miller as provided in the agreement. The agreement provides for an initial annual salary of $313,424 and the payment each year of a bonus in an amount equal to 2.5% of the Company's net income for such fiscal year. The agreement also provides for certain fringe benefits. The employment agreement also
(a) provides for a severance benefit equal to his base salary plus his pro-rated bonus if (i) Mr. Miller resigns for Good Cause (as defined in the agreement), (ii) the Company terminates Mr. Miller's employment without Cause (as defined in the agreement), or (iii) the Company fails to renew Mr. Miller's employment agreement upon the expiration of the term, and (b) contains restrictive covenants preventing Mr. Miller from competing with the Company during the term of his employment and for a period of at least one year thereafter.


     Effective as of July 1, 2003, Mr. Bruce Cohen entered into an employment agreement with the Company that provides that the Company will employ him as an Executive Vice President and President of Outlet Retail Stores, Inc., a wholly owned subsidiary of the Company, for a term that commenced on July 1, 2003 and continuing until June 30, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Cohen as provided in the agreement. The agreement provides for an initial annual salary of $313,424 and the payment each year of a bonus based on the profitability of the Outlet Retail Stores, Inc. for such fiscal year. The agreement also provides for certain fringe benefits. The employment agreement also (a) provides for a severance benefit equal to his base salary plus his pro-rated bonus if (i) Mr. Cohen resigns for Good Cause (as defined in the agreement), (ii) the Company terminates Mr. Cohen's employment without Cause (as defined in the agreement), or (iii) the Company fails to renew Mr. Cohen's employment agreement upon the expiration of the term, and (b) contains restrictive covenants preventing Mr. Cohen from competing with the Company during the term of his employment and for a period of at least one year thereafter.


     Effective as of July 1, 2003, Mr. Robert McNally entered into an employment agreement with the Company that provides that the Company will employ him as Vice President
- Finance, Treasurer and Chief Financial Officer for a term that commenced on July 1, 2003 and continuing until July 31, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. McNally as provided in the agreement. The agreement provides for an initial annual salary of $240,000 and the payment of each year of a bonus based on income from continuing operations of the Company for such fiscal year. The agreement also provides for certain fringe benefits.
The employment agreement also (a) provides for a severance benefit equal to his base salary plus his pro-rated bonus if
(i) Mr. McNally resigns for Good Cause (as defined in the agreement), (ii) the Company terminates Mr. McNally's employment without Cause (as defined in the agreement), or
(iii) the Company fails to renew Mr. McNally's employment agreement upon the expiration of the term, and (b) contains restrictive covenants preventing Mr. McNally from competing with the Company during the term of his employment and for a period of twelve months thereafter.


     Effective as of July 1, 2003, Mr. Robert Reichenbach entered into an employment agreement with the Company that provides that the Company will employ him as an Executive Vice President and President of the Cutlery, Bakeware and
Home Entertaining Divisions for a term that commenced on July 1, 2003 and continuing until June 30, 2006, and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Reichenbach as provided in the agreement. The agreement provides for an annual salary of $250,000 in 2003, $300,000 in 2004 and
$350,000 in 2005 provided that the Company's Diluted Earnings Per Share in 2004 is greater than 2003. His 2006 base salary shall increase in proportion to the increase, if any, in the Company's Diluted Earnings Per Share for 2005 compared to 2004 with a limit on the potential annual salary increase at $50,000. Mr. Reichenbach is also eligible to receive each year a bonus based on the profitability of the Cutlery and Cutting Boards, Bakeware and At-Home Entertaining Divisions for such fiscal year. The agreement also provides for certain fringe benefits. The employment agreement also (a) provides for a severance benefit equal to his base salary plus his pro-rated bonus if (i) Mr. Reichenbach resigns for Good Cause (as defined in the agreement), (ii) the Company terminates Mr. Reichenbach's employment without Cause (as defined in the agreement), or
(iii) the Company fails to renew Mr. Reichenbach's employment agreement upon the expiration of the term, and
(b) contains restrictive covenants preventing Mr. Reichenbach from competing with the Company during the term of his employment and for a period of twelve months thereafter.


       Effective  as  of  July 1, 2003,  Mr.  Larry  Sklute
 entered into an employment agreement with the Company that
 provides that the Company will employ him as President  of
 the Kitchenware Division for a term that commenced on July
 1, 2003 and continuing until July 31, 2006, and thereafter
 for   additional  consecutive  one  year  periods   unless
 terminated by either the Company or Mr. Sklute as provided in the agreement. The agreement provides for an initial annual salary of $220,000 and the payment each year of a bonus based on the profitability of the Kitchenware
 Division for such fiscal year. The agreement also provides for certain fringe benefits. The employment agreement also (a) provides for a severance benefit equal to his base salary plus his pro-rated bonus if (i) Mr. Sklute resigns for Good Cause (as defined in the agreement), (ii) the Company terminates Mr. Sklute's employment without Cause (as defined in the agreement), or (iii) the Company fails to renew Mr. Sklute's employment agreement upon the expiration of the term, and (b) contains restrictive covenants preventing Mr. Sklute from competing with the Company during the term of his employment and for a period of twelve months thereafter.

     Effective as of July 1, 2003, Craig Phillips entered into an employment agreement with the Company that provides that the Company will employ him as Senior Vice President - Distribution for a term that commenced on July 1, 2003 and continuing until July 31, 2006 and thereafter for additional consecutive one year periods unless terminated by either the Company or Mr. Phillips as provided in the agreement. The agreement provides for an annual salary of $220,000 and an annual bonus based the relationship of warehouse personnel expenses to net shipments for such fiscal year. The agreement also provides for certain fringe benefits. The employment agreement also (a) provides for a severance benefit equal to his base salary plus his pro-rated bonus if
(i) Mr. Phillips resigns for Good Cause (as defined in the agreement), (ii) the Company terminates Mr. Phillips's employment without Cause (as defined in the agreement), or
(iii) the Company fails to renew Mr. Phillips's employment agreement upon the expiration of the term, and (b) contains restrictive covenants preventing Mr. Phillips from competing with the Company during the term of his employment and for a period of two years thereafter.



 Limitation on Directors' Liability

       The  Company's Restated Certificate of Incorporation
 contains   a  provision  which  eliminates  the   personal
 liability of a director for monetary damages other than for breaches of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

        The   Company   has  entered  into  indemnification
 agreements  with each of its officers and directors  which
 provide  that  the Company will indemnify  the  indemnitee
 against  expenses, including reasonable  attorney's  fees,
 judgments, penalties, fines and amounts paid in settlement
 actually  and  reasonably  incurred  by  him  or  her   in
 connection   with   any  civil  or  criminal   action   or
 administrative proceeding arising out of the performance of his or her duties as an officer, director, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

      The   Company   maintains  directors  and   officers
 liability  insurance policies with the St. Paul Insurance
 Company and the Illinois Insurance Company. The policies insure the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On April 6, 1984, the Company, pursuant to its 1984 Stock Option Plan, which has since been terminated, issued options to Messrs. Milton L. Cohen, Jeffrey Siegel and Craig Phillips, officers and directors of the Company. On December 17, 1985, these individuals exercised their options and the following table reflects the respective numbers of shares issued (the "Option Shares"), the aggregate purchase price, average price per share and method of payment.

                Number of
                Shares of            Average
                 Common    Aggregate  Price   Method of Payment
                 Stock     Purchase    Per     <c>       <c>
Name             Issued     Price     Share   Cash      Notes
Milton L. Cohen 1,713,204   $469,120   $0.27  $46,912  $422,208

Jeffrey Siegel  1,390,860    382,720    0.27   38,272   344,448

Craig Phillips    519,334    149,120    0.27   14,912   134,208
Phillips

Total           3,623,398 $1,000,960         $100,096  $900,864

     The promissory notes issued by Messrs. Milton L. Cohen, Jeffrey Siegel and Craig Phillips all bear interest at the rate of 9% per annum, are secured by the individuals' respective Option Shares and were originally due and payable on December 17, 1995. From time to time the due dates of the notes have been extended and, in December 2000, the Company extended the due dates of each of the notes to December 31, 2005. The interest has been paid each year when due.

     As of April 6, 2001, the promissory note issued by Mr. Milton L. Cohen was canceled and replaced by a new promissory note in the principal amount of $855,777 (representing the principal amount of $422,208 of the promissory note referred to above and $433,569 of other outstanding loans owing by Mr. Milton L. Cohen to the Company) bearing interest at the rate of 4.85% per annum, payable in twenty equal quarterly installments (principal and interest combined) of $48,404 on the last day of June, September, December and March of each year commencing June 30, 2001. As of December 31, 2004, Mr. Milton L. Cohen owed $278,489 on the promissory note.

      Mr.  Cohen  and the Company entered into a  consulting
agreement dated as of April 6, 2001 pursuant to which the Company retained Mr. Cohen as a consultant to the Company for a period of 5 years. Pursuant to this consulting agreement, the Company pays to Mr. Cohen a fee of $440,800 per year, payable in equal monthly installments of $36,733.33. Pursuant to the terms of this consulting agreement, effective April 6, 2001, the Company granted to Mr. Cohen an option to purchase 40,000 shares of Common
Stock of the Company at an exercise price of $6.00 per share.

     Mr. Jeffrey Siegel, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, had an outstanding loan, due to overadvances of bonuses in years 1999 and 2000. The outstanding loan balance of $94,054 at December 31, 2002 was fully repaid by Mr. Siegel during 2003.

     On October 1, 2002 the Company entered into a consulting agreement with Ronald Shiftan, a director of the Company. The term of the consulting agreement was a one year period, which automatically renewed for additional one year periods unless either party terminated the consulting agreement by providing written notice of such termination to the other party thereto at least thirty days prior to the expiration of the initial or additional term then in effect. Compensation was paid to Mr. Shiftan under the consulting agreement at a rate of $30,000 per month. In April 2005, Mr. Shiftan was awarded a bonus of $100,000 by the Company for his work as a consultant during 2004. Effective November 2004, with Mr. Shiftan becoming Vice-Chairman of the Company, the consulting agreement was terminated.

     Certain relatives of Jeffrey Siegel, Chairman of the Board of Directors, Chief Executive Officer and President of the Company and the beneficial owner of 11.9% of the outstanding shares of Common Stock of the Company, are employed by the Company or are retained by the Company to render services on behalf of the Company. Craig Philips, a cousin of Jeffrey Siegel, is employed by the Company as Senior Vice President - Distribution and Secretary and is a director of the Company. Daniel Siegel, a son of Jeffrey Siegel, is employed by the Company as a Senior Vice President - Sales. James Wells, a son-in-law of Jeffrey Siegel and the husband of Tracy Wells, is employed by the Company as a Senior Vice President - Sales. Clifford Siegel, a son of Jeffrey Siegel, is employed by the Company as Vice President - Inventory Forecasting & Replenishment. Tracy Wells, a daughter of Jeffrey Siegel, from time-to-time provides legal services to the Company's Outlet Stores division.

     Certain relatives of Milton L. Cohen, a former Chairman of the Board of Directors, Chief Executive Officer and President of the Company and the beneficial owner of 11.8% of the outstanding shares of Common Stock of the Company, are employed by the Company. Bruce Cohen, the son of Milton
L. Cohen, is employed by the Company as an Executive Vice President of the Company and a director of the Company and by Outlet Retail Stores, Inc., a wholly-owned subsidiary of the Company, as its President. Evan Miller, a son-in-law of Milton L. Cohen and the husband of Laura Miller, is employed by the Company as an Executive Vice President and President of the Sales Division. Stuart Glickman, a son-in-law of Milton L. Cohen and the husband of Jodie Glickman, is employed by the Company as a Vice President - Sales.


                       PROPOSAL NO. 2

           RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the Audit Committee reappointed the firm of Ernst & Young LLP as the independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 2005. Ernst & Young LLP has audited the Company's financial statements since 1984.

     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

     In addition to rendering audit services during 2004 and 2003, Ernst & Young LLP performed other non-audit services for the Company and its subsidiaries. The following table sets for fees paid to Ernst & Young for services provided in the years ended December 31, 2004 and 2003 (in thousands).

                                          2004      2003
Audit Fees                              $606,000  $253,000
Tax Preparation and Consulting Services   68,291    84,940
Total                                   $674,291  $337,940

     Included   in   2004  audit  fees  are   Sarbanes-Oxley
compliance fees of approximately $280,000.

     In making its appointment, the Audit Committee reviewed past audit results and other non-audit services performed during 2004. In selecting Ernst & Young LLP, the Audit Committee carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young LLP.

     Ernst & Young LLP has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

     If the stockholders do not ratify this appointment, other independent auditors will be considered by the Audit
Committee.

     Representatives of Ernst & Young LLP are expected to be
present  at  the  Meeting and will have the  opportunity  to
make   a  statement  if  they  desire  and  to  respond   to
appropriate questions of stockholders.

      The  Audit Committee recommends that stockholders vote
FOR the approval and ratification of the appointment of Ernst & Young, LLP.

                       PROPOSAL NO. 3

      APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF
                        INCORPORATION

       The Board of Directors has adopted resolutions declaring it advisable that, subject to the approval of the stockholders of the Company, the Restated Certificate of Incorporation of the Company be amended (i) to change the name of the Company to "Lifetime Brands, Inc.", (ii) to delete no longer needed provisions regarding the reclassification of former shares of common stock, which reclassification took place on April 23, 1991 and (iii) to permit the Board of Directors to amend the By-Laws of the Company. Attached as Appendix B is a copy of the proposed Certificate of Amendment of Restated Certificate of Incorporation that would be filed with the Secretary of State of Delaware assuming the approval of these amendments by the stockholders of the Company.

     Change of Name
     In 1983 the Company was incorporated under the name L C
Acquisition Corp. and immediately thereafter changed it name to Lifetime Cutlery Corporation. In 1991 the Company then changed its name to Lifetime Hoan Corporation.

      These names reflected the fact that the principal business of the Company was designing, developing and marketing primarily cutlery and related kitchenware products. Today, we are a leading designer, developer and marketer of a broad range of branded consumer products used in the home, including Kitchenware, Cutlery and Cutting Board, Bakeware, At-Home Entertaining Accessories, Pantryware and Spices, Functional Glassware and Bath Accessories. Our products are marketed under various tradenames, including Farberware, KitchenAid, Cuisinart, Hoffritz, Sabatierr, DBK-Daniel Boulud KitchenT, Joseph Abboud Environmentsr, Roshcor, Baker's Advantager, Kamensteinr, Casa-Modar, Hoanr, Gemcor and "USEr.

     Accordingly, the Board of Directors has determined that it would be advisable to change the name of the Company to "Lifetime Brands, Inc." to better reflect the present business of the Company.

      Deletion  of Provisions regarding Reclassification  of
Former Common Stock
       In 1991 the Company amended its Certificate of Incorporation to provide that the Company was authorized to issue 10,000,000 shares of Common Stock of the par value of One Cent ($.01) per share ("New Common Stock") instead of 2,400 shares of Common Stock of the par value of One Dollar ($1.00) per share ("Old Common Stock"). At the same time the Company reclassified each of the 1,214 shares of Old
Common Stock then outstanding into 2,471 shares of New Common Stock by further amending its Certificate of
Incorporation to include a provision effecting such reclassification. At the same time the Company restated its Certificate of Incorporation and included within the provisions of the Restated Certificate of Incorporation the provision effecting such reclassification. Because such reclassification took effect in 1991 it is no longer necessary to include this provision in the Restated Certificate of Incorporation of the Company and the Board of Directors of the Company deems it advisable that the provision be deleted.

      Provision permitting Board of Directors to  Amend  By-
Laws
      Section 109 of the Delaware General Corporation Law provides that any corporation may, in its Certificate of Incorporation, confer upon the Directors the power to adopt, amend or repeal By-Laws. Section 109 also provides that the fact that conferring such power upon the Directors does not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal By-Laws.

     The Board of Directors believes that it should have the power to adopt, amend or repeal the By-Laws of the Corporation and that the Board should not have to wait until the next annual meeting of stockholders of the Company or call a special meeting of stockholders of the Company if it determines that it is advisable for the By-Laws of the Company to be adopted, amended or repealed. Conferring the power to adopt, amend or repeal By-Laws upon the Directors will permit the Board of Directors to make any such changes promptly and without the added expense of a stockholder vote.

      Conferring the power to adopt, amend or repeal By-Laws upon the Directors will not prevent the stockholders from acting in this regard as indicated above. The Delaware General Corporation Law specifically provides that the stockholders of the Company will continue to retain the power to do so.

      The Board of Directors has no present plans to adopt, amend or repeal the present By-Laws of the Company.

     The Board of Directors recommends that the stockholders vote FOR these amendments to the Restated Certificate of Incorporation of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2004, to the best of the Company's knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and  executive  officers and copies of  Forms  3,  4  and  5 provided to the Company.

STOCKHOLDER PROPOSALS

      A stockholder proposal intended to be presented at the Company's 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 7, 2006, to be included in the Company's proxy statement and proxy relating to that meeting.

OTHER MATTERS

      The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgement of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended
December 31, 2004 which accompanies this Proxy Statement.

      Upon  the  written request of any person  who  on  the
record date was a record owner of Common Stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of Common Stock of the
Company, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to Robert McNally, Vice President Finance, Treasurer and Chief Financial Officer, Lifetime Hoan Corporation, One Merrick Avenue, Westbury, New York 11590.


By Order of the Board of Directors,


Craig Phillips, Secretary

Dated:  April 18, 2005

                          APPENDIX A


                  LIFETIME HOAN CORPORATION

                   AUDIT COMMITTEE CHARTER


PURPOSE

  The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Lifetime Hoan Corporation (the "Company") serves as the representative of the Board for the general oversight of the Company's accounting and financial reporting processes and the internal control environment established by management. Through its activities, the Committee seeks to facilitate open communication amongst Committee members, the Board, outside auditors, management and the internal auditor (or any third party engaged to carry out the internal audit function) by holding periodic meetings with these parties.

  The Committee's primary purpose is to provide oversight as to the integrity of the Company's financial statements, the outside auditor's qualifications and independence, and the performance of the Company's internal and outside auditors. In carrying out its oversight responsibilities, the Committee does not itself prepare financial statements or plan or perform audits, and it is not the duty or responsibility of the Committee or its members to serve as auditors or to certify or provide other special or professional assurances with respect to the Company's financial statements.

  The Committee may delegate authority to one or more designated members of the Committee where appropriate, provided that any resulting decisions are presented at the following Committee meeting.

DUTIES AND RESPONSIBILITIES

Among other functions, the Committee will:

1. Determine, at least annually, the retention or replacement of the Company's auditors (including the replacement of the lead and reviewing partners every five years and certain other audit partners after seven years), who will report directly to the Committee and who are ultimately accountable to the Board, as representatives of the stockholders of the Company.

2. Review and approve the proposed scope and timing of each year's audit plan and the proposed audit fee of the outside auditors.

3. Review and pre-approve any permitted non-audit services and the fees for such services proposed to be provided by the outside auditors. Pre-approval of audit and non-audit services may be delegated to one or more Committee members who will report any resulting decisions at the following Committee meeting. In considering whether to pre-approve any non-audit services, the Committee will consider whether the provision of such services is compatible with maintaining the independence of the outside auditors.

4. Resolve any disagreements between management and the outside auditors.

5. Review, at least annually, the appointment, responsibilities, functions, performance and compensation of the internal auditor, including audit plans and results.

6. Review with the outside auditors, the internal auditor and management, the audited financial statements and related opinion and costs of the audit of that year. In conferring with these parties, the Committee will:

   a. Review the letter and written disclosures from the outside auditors consistent with Independence Standards Board Standard No. 1, including a formal written statement delineating all services provided and any relationships between the outside auditors and the Company; actively engage in dialogue with the outside auditors with respect to their independence and any disclosed services or relationships that may impact the independence and objectivity of the outside auditors; and take, or recommend that the Board take, appropriate action to oversee the outside auditors' independence; and

   b. Consider the control environment, including the outside auditors' judgment as to the Company's accounting policies and the consistency of their application to the financial statements.

7. Review with management and the outside auditors any material financial or non-financial arrangements that do not appear in the financial statements.

8. Review with management and the outside auditors the accounting policies, alternative treatments of financial information that have been discussed, and any material written communications between the outside auditors and management.

9. Review with management and the outside auditors, the Company's annual financial statements prior to the distribution to the Company's stockholders, and the filing with the SEC of the Company's related Form 10-K report, and recommend to the Board whether such financial statements should be distributed to the Company's stockholders and included in the Company's Form 10-K report.

10. Review with management and the outside auditors earnings press releases and interim financial results and reports prior to publication and distribution to the Company's stockholders, and the filing with the SEC of the earnings press releases and the Company's related Form 10-Q report.

11. Review with management and the outside auditors the Company's disclosure controls and procedures.

12. Review periodic reports from the chief financial officer of significant accountant developments including emerging issues and the impact of accounting changes, where material, on the effectiveness of, or any deficiencies in, the design or operation of the Company's system of internal controls for financial reporting, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls, and any report issued by the outside auditors regarding their and management's assessment of the Company's internal controls.

13. Provide the Committee report required to be included in the Company's annual proxy statement.

14. Review and discuss with the Company's counsel, and, if appropriate, other counsel such matters as may warrant the attention of the Committee.

15. Review the Company's hiring policy with respect to employees or former employees of the outside auditor.

16.  Review and approve related-party transactions.

17. Oversee compliance with the Company's Code of Conduct for its chief executive officer, senior financial officers, other personnel and the Board.

18. Meet, at least annually, in separate executive session with the internal auditor and the outside auditors.

19. Establish procedures, in conjunction with the Company's counsel and internal auditor, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters.

20. Review with the outside auditors any audit problems or difficulties and management's response, including disagreements with management, any adjustments noted by the outside auditor but not taken by management, communication between the audit team and their national office, and any management or internal control letters issued or proposed to be issued.

21. Report to the Board any significant matters arising from the Committee's work and provide minutes of Committee meetings.

22. Review and reassess at least annually the adequacy of this charter.

MEMBERSHIP

  The Committee will consist of at least three members appointed by the Board, including one member of the Committee as chairperson. Each member of the Committee will be an "independent" member of the Board and "financially literate", and at least one Committee member will be qualified as a "financial expert."

MEETING, INVESTIGATIONS AND OUTSIDE ADVISORS

  The Committee will convene at least four times each year. It will endeavor to determine that auditing procedures and controls are adequate to safeguard Company assets and to assess compliance with policies. The Committee will be given full access to the Company's internal auditor, Chairman of the Board, executives, outside auditors and counsel. The Committee will have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and to retain such outside counsel, accounting and other professionals, experts and advisors as it determines appropriate to assist in the performance of any of its functions, including determining the fees to be paid and the other terms of engagement for such advisors.

                           APPENDIX B

  Proposed Certificate of Amendment of Restated Certificate of
                          Incorporation


                    CERTIFICATE OF AMENDMENT

                               OF

              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                    LIFETIME HOAN CORPORATION

             Pursuant to Section 242 of the Delaware
                     General Corporation Law


          LIFETIME HOAN CORPORATION, a Delaware corporation,

hereby certifies as follows:

          FIRST:  The Restated Certificate of Incorporation of

the Corporation is hereby amended to change the name of the

Corporation by deleting in its entirety Article FIRST of the

Restated Certificate of Incorporation and inserting a new Article

FIRST which reads as follows:

             FIRST:  The name of the corporation is LIFETIME
             BRANDS, INC.

          SECOND:  The Restated Certificate of Incorporation of

the Corporation is hereby amended to delete provisions regarding the reclassification of the former shares of Common Stock of the par value of One Dollar ($1.00) per share of the Corporation into shares of Common Stock of the par value of One Cent ($.01) per share of the Corporation, which reclassification took place upon the filing on April 23, 1991 of the Restated Certificate of

Incorporation of the Corporation, by deleting in its entirety the second paragraph of Article FOURTH of the Restated Certificate of

Incorporation.

          THIRD:  The Restated Certificate of Incorporation of the

Corporation is hereby amended to permit the Board of Directors of the

Corporation to adopt, amend or repeal By-Laws of the Corporation by adding a new Article SEVENTH which reads as follows:

             SEVENTH:  The Board of Directors of the
             Corporation may make By-Laws and from time to time may alter, amend or repeal By-
             Laws.

          FOURTH:  This Amendment to the Restated Certificate of

Incorporation of the Corporation was duly adopted by the Board of

Directors and by the holders of the outstanding stock of the

Corporation entitled to vote thereon in accordance with Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, the Corporation has caused this

Certificate of Amendment of Restated Certificate of Incorporation of

the Corporation to be executed by its President this __ day of June,

2005.



                                   LIFETIME HOAN CORPORATION



                                   By:____________________________
                                     Name: Jeffrey Siegel
                                     Title:  President